                                                                   EXHIBIT 3.5

                                 AMENDMENT NO. 4
                                     to the
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       of
                           CHEROKEE INTERNATIONAL, LLC


         This Amendment No. 4 (this "AMENDMENT") to the Second Amended and Restated Operating Agreement, dated as of April 30, 1999, as amended by Amendment No. 1 thereto, dated as of June 30, 1999, Amendment No. 2 thereto, dated as of June 30, 1999 and Amendment No. 3 dated as of June ____, 2000 (the "AGREEMENT"), of Cherokee International, LLC, a California limited liability company (the "COMPANY") is made and entered into as of June ____, 2000 among the Company and such members of the Company as are party to this Amendment.

         WHEREAS, pursuant to certain subscription agreements the Company has issued and sold additional units of the Company (the "FUNDING") to certain existing investors and to a new investor, OCM/GFI Cherokee Investments II, Inc. (the "Cherokee Investments II"); and

         WHEREAS, in order to reflect the rights and obligations of the Cherokee Investments II as a Member of the Company following the Funding, the Operating Agreement must be amended; and

         WHEREAS, APPENDIX A of the Operating Agreement must be amended to reflect the Funding.

         NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS: REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," herein" and "hereby" and other similar reference contained in the Agreement shall from and after the date of this Amendment refer to the Agreement as amended hereby.

2. EFFECTIVENESS OF AMENDMENTS. Upon approval by a Supermajority of the members of the Management Committee and Members holding at least Majority in Interest of the Company, this Amendment shall become effective and the Agreement shall be amended as provided herein as of June __, 2000.

3. AMENDMENT AND RESTATEMENT OF THE DEFINITION OF PERMITTED DISPOSITION. The Definition of "PERMITTED DISPOSITION" is amended and restated to read in its entirety as follows:

         "PERMITTED DISPOSITION" shall mean a Disposition by a Member (i) in the case of a Member that is a natural person, by gift to his or her spouse or to the siblings, lineal descendants, or parents of such Member or his or her spouse or to any trust, partnership, limited liability company or other entity of which such person or persons are the sole beneficiaries, provided, that with respect to all such Dispositions by an Existing Member, voting power of such Units, if any, is retained by one or more of the persons enumerated in this clause (i);
(ii) in the case of any Member that is a trust, to a successor trustee or trustees of any trust established for one or more of the persons specified in clause (i) above; (iii) upon death of a Member who is a natural person to such Member's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; (iv) upon termination of employment or pursuant to agreements approved by the Management Committee permitting the Company to repurchase Units, to the Company or any designee or assignee thereof selected by the Management Committee; (v) with respect to any Disposition by Cherokee Investors, to any Affiliate of Cherokee Investors approved by a Supermajority Vote of the Management Committee, or to any Person who directly or indirectly owns an interest in Cherokee Investors; (vi) with respect to any Disposition by OCM/GFI Cherokee Investments II, Inc. ("Cherokee Investments II"), to any Affiliate of Cherokee Investments II approved by a Supermajority Vote of the Management Committee, or to any Person who directly or indirectly owns an interest in Cherokee Investments II; or (vii) to secure an obligation of the Company, including but not limited to, a pledge of such Member's Units in favor of one or more lenders providing loans and/or other advances of credit to the Company, and any subsequent Disposition of such Units upon a foreclosure sale or other exercise of rights and remedies by such lender or lenders, or by an agent or representative acting on behalf of such lender or lenders.

4. AMENDMENT OF SECTION 3.1, INITIAL MEMBERS; ADDITIONAL MEMBERS. The third sentence of SECTION 3.1 of the Operating Agreement is amended and restated to read as follows:

         The Management Committee by Supermajority Vote may provide for the creation of new classes of Units which may have terms and preferences different from the Units issued on April 30, 1999, provided that an amendment to this Agreement that sets forth the terms and preferences of such new class of Units is approved as an amendment to this Agreement in accordance with Section 13.2.

5. AMENDMENT OF SECTION 3.6, DISPOSITION OF INTERESTS. The second parenthetical in SECTION 3.6.2 is amended to read in its entirety as follows:

         (in the case of any transferor who is an Existing Member or part of Cherokee Investors or Cherokee Investments II, the transferee shall be deemed to be part of the Existing Members, Cherokee Investors or Cherokee Investments II, as the case may be)

6.       AMENDMENT OF SECTION 4.1, CAPITAL CONTRIBUTIONS. The fourth sentence in
         SECTION 4.1.1 is amended to read in its entirety as follows:

         All Capital Contributions by the Members made after April 30, 1999 shall be paid in cash, by certified check or wire transfer of immediately available funds to a bank or custodial account established for the Company by the Management Committee, or, if approved by the Management Committee, in other property with a net fair market value established by the Management Committee, and shall be reflected by an appropriate entry on the Company's books and records and on APPENDIX A attached hereto.

7.       AMENDMENT OF SECTION 4.3, CAPITAL ACCOUNTS. The second sentence of
         SECTION 4.3 is amended to read in its entirety as follows:

         The Capital Accounts of the Members shall be set forth on APPENDIX A attached hereto.

8.       AMENDMENT AND RESTATEMENT OF SECTION 6.1, RIGHT OF FIRST OFFER. SECTION
         6.1 of the Operating Agreement is amended to read in its entirety as follows:

         6.1 EXISTING MEMBER LOCK-UP. From the date hereof until the second anniversary of the date of this Agreement (the "LOCK-UP PERIOD"), the Existing Members shall not Dispose of their Units to any person other than (i) the Company, (ii) Cherokee Investors, its assignee(s) or its designee(s) or (iii) Cherokee Investments II, its assignee(s) or its designee(s). Notwithstanding the foregoing, the Existing Members may Dispose of all or part of their Membership Interests to a Permitted Transferee, provided that the Existing Member and the Permitted Transferee each comply with the requirements of
Section 3.6.2. A Permitted Transferee of an Existing Member shall be considered an "Existing Member" following completion of a Permitted Disposition in accordance with the requirements herein, provided that neither Cherokee Investors nor Cherokee Investments II shall be considered an

Existing Member by virtue of its acquisition of Units from an Existing Member, and no Existing Member shall acquire the rights reserved for Cherokee Investors or Cherokee Investments II hereunder by virtue of its acquisition of Units from Cherokee Investors or Cherokee Investments II.

9.       AMENDMENT AND RESTATEMENT OF SECTION 6.2, RIGHT OF FIRST OFFER. SECTION
         6.2 of the Operating Agreement is amended and restated to read in its entirety as follows:

         6.2 RIGHT OF FIRST OFFER. Except for Permitted Dispositions, and subject to Section 6.1 hereof, in the event that, following the Lock-Up Period, any of the Existing Members, proposes to Dispose of all or any portion of the Membership Interests held by such Existing Member either directly or indirectly by Disposing of any Entity which directly or indirectly holds Membership Interests (an offer pursuant to which a Disposition is to take place is hereinafter called the "TRANSACTION OFFER") to any Person, such Existing Member may, subject to the provisions of Section
6.3 hereof, Dispose of such Membership Interests only pursuant to and in accordance with the following provisions of this Section 6.2. No such Disposition may be made unless such Disposition is proposed to be made to a bona fide, third party approved by Cherokee Investors and Cherokee Investments II (for this Section 6.2 only, each an "Offeree," and together, the "Offerees"), which approval shall not be unreasonably withheld, for cash, cash equivalents, promissory notes, or to the extent approved by the Offerees, securities traded on a national securities exchange or national automated quotation system, provided that such securities, in the determination of the Offerees, have a liquid trading market sufficient to provide a readily determinable fair market value. Each of the Members and the Company shall reasonably cooperate to structure any exercise of the right of first offer described herein to achieve the most efficient tax and ownership structure that is practicable under the circumstances. For purposes of this
Section 6.2, references made to any action or approval by the Offerees as a single entity shall mean the action or approval of the holders of a majority of the Units then held by the Offerees.

                  6.2.1 TRANSFER NOTICE. Prior to Disposing of all or any portion of its Membership Interests, the Existing Member shall offer to negotiate with each of the Offerees with respect to the possible Disposition of such Offeree's Total Allocable Portion (as defined below) of the Existing Members' Membership Interests by giving written notice ("TRANSFER NOTICE") thereof to each of the Offerees, stating the amount of Membership Interests proposed to be Disposed by the Existing Member (the "OFFERED MEMBERSHIP INTERESTS"), the names and addresses of all potential trans-ferees, if any, and, to the extent known by the Existing Member, a description of the direct and indirect ownership of any potential transferee entities, and the names and addresses of the partners, officers, members and/or shareholders holding more than five percent (5%) of the voting equity interests of any such entities. Each Offeree's "allocable portion" of any Offered Membership Interest will be, with respect to each class of Units, the number of Units determined, in accordance with the Company's records, by multiplying the number of Units of such class in the Offered Membership Interest by a fraction the numerator of which is the number of Units of such class owned by the Offeree, and the denominator of which is the total number of Units of such class owned by all Offerees.

                  6.2.2 INTENTION TO EXERCISE RIGHT OF NEGOTIATION. Within twenty (20) days of receipt of any Transfer Notice, each Offeree shall notify the Existing Member in writing if it desires to negotiate with the Existing Member with respect to such possible Disposition of its allocable portion of each class of Units in the Offered Membership Interests (its "Total Allocable Portion") on the terms set forth in this Section 6.2.

                  6.2.3 GOOD FAITH NEGOTIATIONS. If an Offeree elects, pursuant to Section 6.2.2, to negotiate, for a period of forty-five (45) days after receipt by the Existing Member of notice of such election, the Existing Member shall negotiate in good faith with such Offeree concerning the Disposition of the Offeree's Total Allocable Portion.

                  6.2.4 BIDS. At any time or from time to time during the period in which an Offeree is negotiating with the Existing Member for the purchase of its Total Allocable Portion pursuant to Section 6.2.3, such Offeree may notify the Existing Member in writing of the total economic consideration for which it is willing to purchase all of its Total Allocable Portion (each such written offer, a "BID"). The fair market value of any property (other than cash or cash equivalents) constituting all or any portion of any Bid shall be determined in good faith by mutual agreement of the Offeree and the applicable Existing Member; provided, that in the event the parties are unable to reach an agreement, such value shall be determined by an Independent Financial Advisor, which determination shall be conclusive and binding and shall be made within 30 days after the request for such determination.

                  6.2.5 DISPOSITION. If (a) the Existing Member complies with Sections 6.2.1 and 6.2.3 above, (b) with respect to any Offeree either (i) that Offeree fails to exercise its right of negotiation pursuant to Section 6.2.2, or
(ii) the Existing

Member shall not have reached an agreement with that Offeree concerning the Disposition of any portion of that Offeree's Total Allocable Portion prior to the expiration of the exclusive negotiation period set forth in Section 6.2.3 above, and (c) the Existing Member shall have reached an agreement with the other Offeree (the "Purchasing Offeree") concerning the Disposition of all of that Offeree's Total Allocable Portion, then the Existing Member shall provide notice of such facts to the Purchasing Offeree within 5 business days of the occurrence of such facts. Upon receipt of such notice by the Purchasing Offeree, the Existing Member and the Purchasing Offeree shall negotiate as described in this Section 6.2 for 7 days with respect to the Disposition of the portion of the Offered Membership Interests not yet Disposed of by the Existing Member.

                   If (a) the Existing Member complies with Sections 6.2.1 and
6.2.3 above, and (b) either (i) no Offeree exercises its right of negotiation pursuant to Section 6.2.2 or (ii) the Existing Member shall not have reached agreements with the Offerees concerning the Disposition of all or some portion of the Offered Membership Interests prior to the expiration of the exclusive negotiation period set forth in Section 6.2.3 and any additional negotiation period set forth in this Section 6.2.5 above, then the Existing Member shall be deemed to have complied with this Section 6.2 with respect to any Disposition of the Offered Membership Interests described in the Transfer Notice as to which no agreement has been reached (the "Unwanted Membership Interests"). Thereafter, subject to the provisions of Section 6.3 hereof, the Existing Member shall be permitted to Dispose the Unwanted Membership Interests to one or more Persons without any further obligation to negotiate with any Offeree pursuant to this
Section 6.2 and without Disposing any of the Unwanted Membership Interests to any Offeree, if the following conditions are met: (1) the Disposition is consummated within ninety (90) days (x) following expiration of such exclusive negotiation period or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law, or (y) if both Offerees fail to exercise their respective rights of negotiation pursuant to Section 6.2.2, following expiration of the 20-day period set forth in Section 6.2.2 above; and
(2) if any Bids were made, the total consideration to be paid in connection with the Disposition is (A) in a form permitted under the first paragraph of this
Section 6.2 and (B) no less than the price per Unit offered in the last Bid that was not revoked during the applicable exclusive negotiation period). Any Membership Interests not so disposed of within such 90-day period or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law, shall remain subject to all of the provisions of this Agreement.

                  6.2.6 CLOSING. The closing of any Disposition of Membership Interests that are being Disposed under this Section 6.2 to any Offeree shall take place at the Company's principal executive offices (or such other place as the Existing Member and the appropriate Offeree shall agree) on the tenth (10th) day following the later of the expiration of the negotiation period set forth in
Section 6.2.3 or Section 6.2.5 above (or if such later date is a Saturday, Sunday or legal holiday in the state where such offices are located, the first day thereafter that is not a Saturday, Sunday or legal holiday) at 10:00 a.m., local time, or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law. At the closing, the parties shall take all action necessary (including cooperation in obtaining any required governmental approvals) to convey such Membership Interests to be transferred in accordance with this Agreement, free of all liens and encumbrances.

10. AMENDMENT AND RESTATEMENT OF SECTION 6.3, TAG-ALONG RIGHTS. The second sentence of SECTION 6.3.1 of the Operating Agreement is amended to read in its entirety as follows:

         Such notice shall be delivered by the Selling Member, (i) if the Selling Member does not include Cherokee Investors or Cherokee Investments II, promptly following (a) the expiration of the total exclusive negotiation period provided in Sections 6.2.3 and 6.2.5 above, if applicable, or (b) if neither Cherokee Investors nor Cherokee Investments II exercised its right of negotiation, the expiration of the 20- day period set forth in Section 6.2.2 above, if applicable, and (ii) if the Selling Member includes Cherokee Investors or Cherokee Investments II, promptly following the date that the Selling Member elects to accept the Purchase Offer (the "TAG-ALONG RIGHTS NOTICE") and must include therewith a copy of drafts of all materials, if any, relating to the Purchase Offer.

11.      AMENDMENT OF SECTION 6.4, DRAG ALONG RIGHTS. The second sentence of
         SECTION 6.4.2(c) is amended to read in its entirety as follows:

         In order to implement the provisions of this Section 6.4, each of the Members by executing this Agreement hereby agrees to vote or to execute and deliver written consents in respect of all Units at any time registered in its name in connection with the approval of such a Change of Control Transaction (provided that the conditions of Section 6.4 are satisfied).

12.      AMENDMENT AND RESTATEMENT OF SECTION 6.5, BUY-SELL ARRANGEMENTS.
         SECTION 6.5 of the Operating Agreement is amended to read in its entirety as follows:

         6.5      BUY-SELL ARRANGEMENTS.

                  6.5.1 The buy-sell provisions of this Section 6.5 may be initiated by either Cherokee Investors and Cherokee Investments II acting together (for purposes of this Section 6.5 only, "the Investors") or the Existing Members holding a majority of the Units held by all Existing Members at any time after the first anniversary of this Agreement on the terms set forth below.

                  6.5.2 The Member or Members electing to initiate such provisions (for purposes of this Section 6.5 such group shall be referred to collectively as the "INITIATING MEMBER") shall give written notice of such election (the "BUY/SELL NOTICE") to the other Members, which, for purposes of this Section 6.5, shall not include any employee of the Company (other than the Existing Members) that has become a Member through exercise of an Option or otherwise (the "OTHER MEMBERS"), which Buy/Sell Notice shall (i) constitute the irrevocable offer to purchase all of the Other Members' Units at the Purchase Price as determined pursuant to Section 6.5.4 below, if the Other Members so elect as set forth below, and (ii) constitute the irrevocable offer to sell all of the Initiating Member's Units to the Other Members at the Purchase Price, if the Other Members so elect as set forth below.

                  6.5.3 The Other Members shall then have the option, exercisable within thirty (30) days after the date that the Purchase Price is determined in accordance with the procedures set forth below, to give written notice (the "EXERCISE NOTICE") to the Initiating Member as to whether the Other Members elect to (i) purchase all of the Units of the Initiating Member and each of its Affiliates that desire to sell Units or (ii) have the Initiating Member purchase all of the Units of the Other Members and their respective Affiliates, in each case for the Purchase Price. If an Exercise Notice is not duly given by the Other Members prior to the end of the 30 day period referred to above, then as of the end of such 30th day, the Other Members shall be deemed to have duly given an Exercise Notice electing to have the Initiating Member purchase their entire interest and the entire interest of their respective Affiliates. Following the election or deemed election of the Other Members, the purchasing party (the "PURCHASING PARTY") shall deliver the Purchase Price to each of the selling parties (the "SELLING PARTY") in cash at a closing on a date mutually agreed upon by the parties and, in any event, within 60 days of the date that the Exercise

Notice is duly given or deemed to have been duly given (or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law). The Members agree that, in the discretion of the Purchasing Party, the transactions contemplated by this Section 6.5 may be structured as a redemption of the Selling Party's Membership Interests in the Company or as otherwise reasonably directed by the Purchasing Party, so long as the tax effects to the Selling Party are not materially different from a sale of the Selling Party's Membership Interest by the Selling Party to the Purchasing Party.

                  6.5.4 The price per Unit (the "PURCHASE PRICE") at which the Initiat ing Member will either (a) purchase all of the Units of the Other Members and each of its Affiliates that desire to sell Units or (b) sell all of its and its Affiliates' Units to the Other Members shall be determined by mutual agreement of the Initiating Member and Other Members holding a majority of the Units held by the Other Members promptly after receipt by the Other Members of the Buy-Sell Notice (and in any event no later than 30 days thereafter) or, if such parties are unable to agree by such time, by the Independent Financial Expert, which determination shall be final and binding on all the Members.

                  6.5.5 For purposes of this Section 6.5, references made to any action by the Investors, the Existing Members, the Initiating Member, the Other Members, the Selling Party or the Purchasing Party shall mean the action of the holders of a majority of the Units held by such constituency.

13.      AMENDMENT OF SECTION 7.2, MANAGERS; MANAGEMENT COMMITTEE. SECTIONS
         7.2.2 AND 7.2.3 of the Operating Agreement are amended to read in their entirety as follows:

                  7.2.2 At every meeting of the Management Committee, the presence of a majority of the Management Committee shall constitute a quorum for the transaction of business at the meeting, and the affirmative vote of a majority of the representatives then in office shall be necessary for the adoption of any resolution, the making of any decision, the delegation of any authority or the taking of any action by the Management Committee, provided that the following transactions must be approved by a Supermajority Vote: (a) any transaction between the Company and Cherokee Investors (or its Affiliates) or Cherokee Investments II (or its Affiliates); (b) any acquisition of another company or business; and (c) the incurrence of indebtedness in excess of $5.0 million.

                  7.2.3 Immediately following April 30, 1999, Cherokee Investors and its Permitted Transferees (other than the Existing Members and their Permitted Transferees), collectively, shall have the right to appoint five representatives to the Management Committee; and holders of a majority of the Class A Units held by the Existing Members and their Permitted Transferees (other than Cherokee Investors and its Permitted Transferees) shall have the right to appoint three representatives to the Management Committee.

         A new SECTION 7.2.3-A shall be added which shall read as follows:

                  7.2.3-A. Immediately following the admission of Cherokee Investments II as a Member, Cherokee Investors and its Permitted Transferees (other than the Existing Members and their respective Permitted Transferees), collectively, shall have the right to appoint four representatives to the Management Committee; Cherokee Investments II and its Permitted Transferees (other than the Existing Members and their respective Permitted Transferees), collectively, shall have the right to appoint one representative to the Management Committee; and holders of a majority of the Class A Units held by the Existing Members and their Permitted Transferees (other than Cherokee Investors, Cherokee Investments II and their respective Permitted Transferees) shall have the right to appoint three representatives to the Management Committee.

         SECTION 7.2.4 of the Operating Agreement is amended to read in its entirety as follows:

                  7.2.4 After the appointment of the Management Committee, as provided in Section 7.2.3-A, upon any Disposition of Units by Cherokee Investors or Cherokee Investments II (other than a Disposition to Cherokee Investors, Cherokee Investments II or any of either of their Affiliates or Permitted Transferees) Cherokee Investors, Cherokee Investments II, and the Existing Members, shall each have the right to appoint, by a majority vote of the Class A Units held by them, a number of representatives to the Management Committee which approximates their respective Voting Percentage Interests, rounded to the nearest whole number. Such number shall be recalculated following any Disposition which results in a change in the relative Voting Percentage Interests held by Cherokee Investors, Cherokee Invest ments II, and the Existing Members. Following any recalculation which results in a change in the number of representatives a party may appoint, any party losing representatives shall cause the requisite number of representatives to resign, and any party gaining representatives shall appoint the requisite number of representatives.

14. AMENDMENT AND RESTATEMENT OF SECTION 7.7, CHEROKEE INVESTORS' RIGHT OF INVESTMENT. SECTION 7.7 of the Operating Agreement is amended to read in its entirety as follows:

         7.7 CHEROKEE INVESTORS' AND CHEROKEE INVESTMENTS II'S RIGHTS OF INVEST MENT. In the event that the Management Committee determines to raise capital through the issuance of debt or equity of the Company, the Company shall first offer Cherokee Investors and Cherokee Investments II (for purposes of this Section 7.7 only, each an "Offeree" and together, the "Offerees") the right to make such invest ment. Either or both Offerees shall make such investment, if at all, at fair market value (as determined by a Supermajority Vote of the Management Committee) and with such other terms as are approved by a Supermajority Vote the Management Committee. If either Offeree elects to make such investment, the other Offeree and each Existing Member shall have the right, but not the obligation, to make such investment in proportion to their respective Percentage Interests on the same terms as the Offeree electing to make the investment. If neither Offeree is able to agree with the Management Committee as to the terms of any such investment following twenty (20) days of negotiation, the Management Committee shall be free to offer such investment opportunity to bona fide third parties (including any other Members) on terms no less favorable to the Company than the last bid, if any, made to the Offerees.

15.      AMENDMENT OF SECTION 10.3, CONFIDENTIALITY. The first sentence of
         SECTION 10.3 is amended to read in its entirety as follows:

         Unless the Management Committee agree otherwise, each Member shall hold in strict confidence any Proprietary Information (as hereinafter defined) it receives regarding the Company, or any Proprietary Information regarding the business or affairs of any other Member in respect of the Company, whether such information is received from the Company, another Member or Affiliate or partner of a Member or another Person for the period commencing on April 30, 1999 and ending on the second anniversary of the date such Member shall no longer be a Member of the Company.

16. AMENDMENT OF SECTION 12.2. The first sentence of SECTION 12.2 is amended to read in its entirety as follows:

         The Company shall indemnify and defend each Member, each Management Committee representative, each Officer or other agent of the Company and the Affiliates and partners of each of the foregoing (each, an "INDEMNIFIED PERSON") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "PROCEEDING") by reason of the fact that such Indemnified Person is or was a Member, Management Committee representative, Officer or other agent of the Company or that, being or having been such a Member, Management Committee representative, Officer or other agent, it is or was serving at the request of the Company as director, officer, employee or other agent of another Person, to the fullest extent permitted by applicable law in effect on April 30, 1999 and to such greater extent as applicable law may thereafter from time to time permit; provided, however, that no Indemnified Person shall be entitled to indemnification hereunder for any act or omission constituting gross negligence, willful misconduct or material breach of this Agreement.

17. AMENDMENT AND RESTATEMENT OF APPENDIX A. APPENDIX A of the Operating Agreement is amended to read in its entirety as set forth on EXHIBIT A:

18. EFFECTIVENESS OF THE AGREEMENT. Except as amended hereby, the Agreement shall continue in full force and effect.

19. INCORPORATION OF TERMS. This Amendment shall be governed by and con strued in accordance with Article XIII of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                  MEMBER:

                                  CHEROKEE INVESTOR PARTNERS, LLC



                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------

                                  MEMBER:

                                  OCM/GFI CHEROKEE INVESTMENTS II,
                                  INC.



                                  By:
                                      -----------------------------------------

                                  Its:
                                      -----------------------------------------

                                  By:
                                      -----------------------------------------

                                  Its:
                                      -----------------------------------------

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           GANPAT PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST,
                                           DATED JULY 17, 1987

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           MANJU PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST,
                                           DATED JULY 17, 1987

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           ANITA TOLANI, AS TRUSTEE OF
                                           THE GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           ASHA PATEL, AS TRUSTEE OF
                                           THE GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           ANITA TOLANI, AS TRUSTEE OF
                                           THE MANJU PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                  MEMBER:



                                  By:
                                      -----------------------------------------
                                           ASHA PATEL, AS TRUSTEE OF
                                           THE MANJU PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                  MEMBER:

                                  BIKOR CORPORATION



                                  By:
                                      -----------------------------------------

                                  Its:
                                      -----------------------------------------

                                                                       EXHIBIT A

                                   APPENDIX A


Member Name                                 Class A             Class B        Percentage       Capital            Capital
and Address                                  Units               Units          Interest        Contribution       Account**

Cherokee Investor Partners,                     203,306        20,704,162        57.5996%       $ 16,632,566
LLC
c/o GFI Energy Ventures LLC
11611 San Vicente Boulevard,
Suite 710
Los Angeles, CA  90049

Patel Family Trust dated July                   101,653         2,509,595         7.1939%          2,079,071
17, 1987*

Ganpat Patel 1997 Irrevocable                         0         1,307,081         3.6010%          1,039,535
Trust I dated November 3,
1997*

Ganpat Patel 1997 Irrevocable                         0         1,307,081         3.6010%          1,039,535
Trust II dated November 3,
1997*

Ganpat Patel 1997 Irrevocable                         0         1,307,081         3.6010%          1,039,535
Trust III dated November 3,
1997*

Manju Patel 1997 Irrevocable                          0         1,307,081         3.6010%          1,039,535
Trust I dated November 3,
1997*

Manju Patel 1997 Irrevocable                          0         1,307,081         3.6010%          1,039,535
Trust II dated November 3,
1997*

Manju Patel 1997 Irrevocable                          0         1,307,081         3.6010%        $ 1,039,535
Trust III dated November 3,
1997*

Bikor Corporation*                               33,884         3,450,694         9.5999%          2,772,094

Ashok Patel                                           0            87,139          .2401%             69,302



Member Name                                 Class A             Class B        Percentage       Capital            Capital
and Address                                  Units               Units          Interest        Contribution       Account**

Van Holland                                           0            98,873          .2724%            136,295

Howard Ribaudo                                        0            87,139          .2401%             69,302

Dennis Pouliot                                        0            50,000          .1377%                 --

Ken King                                              0            12,500          .0344%                 --

Cong Dung Le                                          0            10,000          .0275%                 --

Moshe Domb                                            0             5,228         0.0144%              4,158

OCM/GFI Cherokee                                  8,828         1,092,448         3.0340%          6,300,000
Investments II, Inc.

         Totals:                                347,671        35,950,264         100.00%         34,299,998


--------------------
* c/o Cherokee International, LLC, 2841Dow Avenue, Tustin, CA 92780 ** Capital Accounts to be determined.